Exhibit 99.1

FOR IMMEDIATE RELEASE

Moody’s Investors Service Upgrades DPL Inc. and
Dayton Power and Light Company Ratings

DAYTON, Ohio, June 26, 2009 – DPL Inc. (NYSE: DPL) today announced that Moody’s Investors Service raised its ratings on DPL and its principal subsidiary, The Dayton Power and Light Company.

“We are very pleased with today’s announcement,” said Paul Barbas, DPL President and Chief Executive Officer.  “It reflects the positive steps that we have taken over the past several years to improve the company’s financial and risk profile.”

Ratings:

		From	To
DPL Inc.
	Issuer Rating	A3 / Positive	A2 / Stable
	Senior Unsecured	Baa2	Baa1
	Capital Trust II	Baa3	Baa2

The Dayton Power & Light Company
	Senior Secured	A2	A1
	Issuer Rating	A3 / Positive	A2 / Stable

About DPL

DPL Inc. (NYSE:DPL) is a regional energy company.  DPL was named one of Forbes’ “100 Most Trustworthy Companies” in 2009.

DPL’s principal subsidiaries include The Dayton Power and Light Company (DP&L); DPL Energy, LLC (DPLE); and DPL Energy Resources, Inc. (DPLER).  DP&L, a regulated electric utility, provides service to over 514,000 retail customers in West Central Ohio; DPLE engages in the operation of merchant peaking generation facilities; and DPLER is a competitive retail electric supplier in Ohio, selling to major industrial and commercial customers. DPL, through its subsidiaries, owns and operates approximately 3,750 megawatts of generation capacity, of which 2,850 megawatts are low cost coal-fired units and 900 megawatts are natural gas and diesel peaking units.  Further information can be found at www.dplinc.com.

News Media Contact:	Investor Relations Contact:
DPL Media Line (937) 224-5940	Craig Jackson, Assistant Treasurer (937) 259-7033